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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
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                                 INFERENCE LTD.
            A Company organized under the laws of the United Kingdom


                                 INFERENCE GMBH
                 A Company organized under the laws of Germany


                                 INFERENCE SARL
                  A Company organized under the laws of France


                                  INFERENCE BV
                 A Company organized under the laws of Holland